UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2005

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events

On July 29, 2005 a class action complaint for alleged violations of the federal securities laws was filed in the United States District Court for the Southern District of New York (Docket Number 05 cv 6803), naming the Company, an officer and an officer/director. The action, entitled Nilesh Patel v. Avon Products, Inc. et al., was brought on behalf of purchasers of the Company’s common stock between April 8, 2005 and July 18, 2005 and seeks damages for alleged false and misleading statements based on the failure to disclose (i) “that the Company was experiencing increasing resistance to its expansion efforts in China because local businesses were dissatisfied with the Company’s plans to direct sell in that market”; (ii) “that the Company’s revenue growth in its Central and Eastern Europe markets was dramatically slowing from internally forecasted levels such that the Company would be unable to reach its stated earnings projections”; (iii) “that the Company’s expansion efforts in Russia were being delayed due to a variety of factors”; and (iv) “as a result of the forgoing, Defendants lacked a reasonable basis for their earnings projections and positive statements about the Company.” Additional similar complaints may be filed in the future. The Company does not intend to announce the filing of any similar complaints.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

	By:	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Dated: August 2, 2005

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